Exhibit 99.3

Risk Factors

The list below of risk factors has been prepared solely for purposes of the proposed private placement financing (the “Private Placement”) as part of the proposed business combination of Leo Holdings III Corp (“Leo III”) and Local Bounti Corporation (the “Proposed Business Combination”), and solely for potential investors in the proposed financing, and not for any other purpose. All references to “Local Bounti,” “we,” “us” or “our” refer to the business of Local Bounti and its consolidated subsidiaries. The risks presented below are certain of the general risks related to the business of Local Bounti, the Private Placement and the Proposed Business Combination, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Local Bounti and Leo III, with the U.S. Securities and Exchange Commission (the “SEC”), including the documents filed or furnished in connection with the proposed transactions between Local Bounti and Leo III. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of Local Bounti and Leo III and the proposed transactions between Local Bounti and Leo III, and may differ significantly from and be more extensive than those presented below.

Investing in securities (the “Securities”) to be issued in connection with the Proposed Business Combination involves a high degree of risk. Investors should carefully consider the risks and uncertainties inherent in an investment in us and in the Securities, including those described below, before subscribing for the Securities. If we cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, our business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in Local Bounti and Leo III.

RISKS RELATED TO LOCAL BOUNTI’S BUSINESS

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We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future. We have only recently started to generate revenue and our ability to continue to general revenue is uncertain given our limited operating history. We may never achieve or sustain profitability. Our business could be adversely affected if we fail to effectively manage our future growth.

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We will require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate our operations and future growth.

•	We face risks inherent in the greenhouse agriculture business, including the risks of diseases and pests.

•	We currently rely on a single facility for all of our operations.

•	Our first facility has been in operation for less than 12 months, which makes it difficult to forecast future results of operations.

•	Our operating results forecast rely in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, our actual operating results may suffer.

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The build-out of new facilities will require significant expenditures for capital improvements and operating expenses and may be subject to delays in construction and unexpected costs due to governmental approvals and permitting requirements, reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices.

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Our ability to decrease our cost of goods sold over time is dependent on our ability to scale our operations and we may not be able to achieve such decreases due to factors outside of our control such as inflation or global supply chain interruptions.

•	Any damage to or problems with our controlled-environment agriculture facilities could severely impact our operations and financial condition.

•	We depend on employing a skilled local labor force, and failure to attract and retain qualified employees could negatively impact our business, results of operations and financial condition.

•	If we fail to develop and maintain our brand, our business could suffer.

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Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

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We have a number of strategic relationships with partners who we believe will enable repeatable and rapid expansion. The impairment to or termination of one or more of these relationships could adversely affect our results of operations and financial condition.

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We could be adversely affected by a change in consumer preferences and spending habits in the food industry and perception of our products, and failure to develop and expand our product offerings or gain market acceptance of our products could have a negative effect on our business.

•	We may not be able to compete successfully in the highly competitive natural food market.

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Our ability to generate and grow revenue is heavily dependent on our ability to increase the yield in each of the anticipated product lines we intend to grow. If we are unable to increase the yield in each or most of these product lines, our project revenue targets may not be achieved on currently anticipated timelines or at all.

•	Demand for certain of our products may be subject to seasonal fluctuations and may adversely impact our results of operations in certain quarters.

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Food-safety and foodborne-illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls, or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

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Our brand and reputation may be diminished due to real or perceived quality or food-safety issues with our products, which could negatively impact our business, reputation, operating results and financial condition.

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Our operations are, or will be, subject to regulation by the U.S. Department of Agriculture, the U.S. Food and Drug Administration and other federal, state and local regulation, and while we intend to comply with all such applicable regulations, there is no assurance that we are or will be in compliance with all such regulations.

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Failure by any suppliers of raw materials to comply with food safety, environmental or other laws and regulations, or with the specifications and requirements of our products, may disrupt our supply of products and adversely affect our business.

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As we grow our sales into the retail channel and increase sales through individual retailers, the loss or significant reductions in orders from our top retail customers could have a material adverse impact on our business.

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We have signed a term sheet with Cargill Financial Services Inc., one of our existing lenders, for a term loan credit facility and expect to enter into such facility. We expect the facility to be secured by all our assets, including our intellectual property. If there is an occurrence of an uncured event of default, Cargill can foreclose on all our assets and securities in our Company could be rendered worthless.

•	We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

•	The loss of any registered trademark or other intellectual property could enable other companies to compete more effectively with us.

•	The unavailability, reduction or elimination of government and economic incentives could negatively impact our business, prospects, financial condition and operating results.

•	Unanticipated changes in our tax rates or exposure to additional income tax liabilities could adversely affect our profitability.

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We may be subject to litigation and government inquiries and investigations involving our business, the outcome of which is unpredictable, and an adverse decision in any such matter could have a material effect on our financial position and results of operations.

•	Our business involves significant risks and uncertainties that may not be covered by indemnity or insurance.

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Our future operations could expose us to the risk of material environmental and regulatory liabilities, including unforeseen costs associated with compliance and remediation efforts, and government and third-party claims, which could have a material adverse effect on our reputation, results of operations and cash flows.

•	Political issues and considerations could have a significant effect on our business.

•	The effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on our business, operating results and cash flows are uncertain.

•	We rely on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm our ability to effectively operate our business.

•	If we cannot maintain our company culture or focus on our vision as we grow, our business and competitive position may be harmed.

RISKS RELATED TO THE PRIVATE PLACEMENT

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There can be no assurance that Leo III will be able to raise sufficient capital in the Private Placement to consummate the Proposed Business Combination or for use by the combined company following the Proposed Business Combination (the “Combined Company”).

•	The issuance of shares of the Combined Company’s securities in connection with the Private Placement will substantially dilute the voting power of Combined Company’s stockholders.

RISKS RELATED TO THE PROPOSED BUSINESS COMBINATION

•	Both Leo III and Local Bounti will incur significant transaction costs in connection with the Proposed Business Combination.

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The consummation of the Proposed Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Proposed Business Combination agreement may be terminated in accordance with its terms and the Proposed Business Combination may not be completed, which could negatively impact Leo III and Local Bounti.

•	Leo III and Local Bounti will be subject to business uncertainties while the Proposed Business Combination is pending.

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The ability to successfully effect the Proposed Business Combination and the Combined Company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Local Bounti, all of whom we expect to stay with the Combined Company following the Proposed Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

•	There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

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If the Proposed Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities or, following the consummation of the Proposed Business Combination, the Combined Company’s Securities, may decline.

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There can be no assurance that the Combined Company’s common stock will be approved for listing on the NYSE or that the Combined Company will be able to comply with the continued listing standards of the NYSE.

•	Legal proceedings may be instituted against the Proposed Business Combination, which could delay or prevent or otherwise adversely impact the Proposed Business Combination.

•	The Proposed Business Combination or the Combined Company may be materially adversely affected by the recent COVID-19 outbreak.

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Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to consummate the Proposed Business Combination, and results of operations.

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